Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	May 31, 2001
Payment Date	Jun 15, 2001

Calculation of Interest Expense

Index (LIBOR)	4.122500%
Accrual end date, accrual beginning date and days in Interest Period	Jun 15, 2001 May 15, 2001 31
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	97,388,680	72,099,069	6,820,182	18,554,417
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	4.362500%	4.747500%	5.152500%
Interest/Yield Payable on the Principal Balance	365,850	294,750	30,260
Interest on previously unpaid interest/yield	0.00	0.00	0.00
Interest/Yield Due	365,850	294,750	30,260
Interest/Yield Paid	365,850	294,750	30,260

Summary

Beginning Security Balance	97,388,680	72,099,069	6,820,182	18,554,417
Beginning Adjusted Balance	97,388,680	72,099,069	6,820,182
Principal Paid	4,283,439	3,171,149	299,974	856,708
Ending Security Balance	93,105,241	68,927,920	6,520,209	17,738,305
Ending Adjusted Balance	93,105,241	68,927,920	6,520,209
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	93,145,837	68,927,920	6,520,209
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			5,645,383
Ending OC Amount as Holdback Amount				17,738,305
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.4878001	$1.7117123	$0.9985579
Principal Paid per $1000	$5.7112521	$18.4159298	$9.8988120